Exhibit 99.1


FOR IMMEDIATE RELEASE                     Contact: Jeffrey J. Carfora, EVP, CFO
                                                      973-669-7366, ext. 202


                    PENNFED FINANCIAL SERVICES, INC. REPORTS
                           FIRST QUARTER EARNINGS AND
                           A STOCK REPURCHASE PROGRAM


         WEST ORANGE, NJ, October 25, 2000 - At an annual stockholders meeting today, Joseph L. LaMonica, President and Chief Executive Officer of PennFed Financial Services, Inc. (NASDQ:PFSB), the $1.7 billion holding company for the New Jersey-based Penn Federal Savings Bank, reported Fiscal Year 2001 first quarter earnings. Net income of $3.2 million resulted in $0.39 per diluted share, reflecting an increase of 11% from $0.35 for the quarter ended September 30, 1999. Cash earnings per share for the current quarter were $0.49.

         "For the quarter just ended, PennFed's commercial and consumer loan originations totaled $25 million - a 25% increase from the prior year quarter," said LaMonica. At September 30, 2000 these loan portfolios totaled $196 million, reflecting a 30% increase from September 30, 1999.

         PennFed's one- to four-family mortgage loan production of $65 million for the current quarter was relatively flat to the September 30, 1999 quarter, but down from the $86 million of production in the quarter ended June 30, 2000. Approximately 63% of the one- to four-family mortgage loan production for the quarter ended September 30, 2000 was adjustable rate product.

         Total assets at September 30, 2000 decreased $19 million from the June 30, 2000 level due primarily to the sale of one- to four-family mortgage loans. One of the

                                     -more-

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Company's  strategies  includes  the  sale  of  conforming,  fixed-rate  one- to four-family loan production. Loans sold under this strategy totaled nearly $8 million, with gains totaling $107,000.

         In addition, during the quarter, the Company sold $46 million of longer duration, one- to four-family mortgage loans in an effort to improve funding, liquidity, interest rate risk and net interest margin. These sales resulted in an after tax gain of $134,000.

         Deposit growth for the quarter totaled $38 million, of which approximately $11 million was attributable to the new branch in Roseland, New Jersey that opened on July 22, 2000. Core deposits at this branch totaled 38% at September 30, 2000. The net costs associated with the Roseland branch for this quarter amounted to $0.01 per share. LaMonica noted that, "Given PennFed's early success with deposit gathering at Roseland, we anticipate that this branch will hit its breakeven point by the end of its first year of operation."

         The Company continued to focus on growth in checking, with those balances increasing $3.8 million, or 13%, on an annualized basis.

         Superior asset quality continued. As of September 30, 2000, PennFed's non-performing assets were just 0.18% of total assets - compared to 0.26% at September 30, 1999.

         Net interest margin of 2.19% for the quarter ended September 30, 2000 reflects a decline from 2.26% for the June 2000 quarter. This margin compression was due to a continued flattened yield curve, a rising cost of funds and a continued shift in one- to four-family mortgage loan production to adjustable rate loans. LaMonica noted that, "In reaction to the continued pressure on net interest margin, the Company has intensified its efforts to transition its balance sheet composition, through sale of conforming one- to four-family loan production and increased focus on business relationships and core deposits.

         PennFed's non-interest expense and efficiency ratios remained favorable at 1.15% and 44.53%, respectively, for the quarter ended September 30, 2000.

                                     -more-

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         The Company announced that it has repurchased a total of 367,500 shares at an average price of $13.36 under its 5% Stock Repurchase Program, previously announced in April 2000. The shares were repurchased in the open market at prices ranging from $12.94 to $14.25. Under this program, PennFed plans to complete the repurchase of the remaining 52,500 shares in the open market, subject to market conditions. At the annual stockholders meeting, William C. Anderson, Chairman, indicated that aggressive capital management will continue and he announced another 5% stock repurchase program to be in effect over the next 18 months.

         PennFed stockholders of record as of November 10, 2000 will be paid a cash dividend of $0.04 per share on November 24, 2000.

         Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona, and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

         This release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company's future to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company.

                                       ###

                       NOTE: SEE FINANCIAL TABLES ATTACHED

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                              September 30,              June 30,             September 30,
                                                                  2000                     2000                    1999
                                                             ----------------        -----------------       -----------------

Selected Financial Condition Data:
     Cash and Federal funds sold                                     $14,960                  $13,866                  $9,497
     Investments, net and FHLB stock                                 325,496                  325,321                 330,276
     Mortgage-backed securities, net                                  77,714                   87,561                 114,193
     Loans held for sale                                              18,350                        0                       0
     Loans receivable:
          One- to four-family mortgage loans                       1,029,354                1,070,048                 939,600
          Commercial and multi-family real estate loans               93,652                   86,257                  74,320
          Consumer loans                                             102,626                   97,587                  77,160
          Allowance for loan losses                                  (4,076)                  (3,983)                 (3,363)
          Other, net                                                   9,234                    9,339                   7,742
                                                             ----------------        -----------------       -----------------
     Loans receivable, net                                         1,230,790                1,259,248               1,095,459
     Goodwill and other intangible assets                              8,486                    8,996                  10,555
     Other assets                                                     34,671                   34,227                  33,563
                                                             ----------------        -----------------       -----------------
     Total assets                                                 $1,710,467               $1,729,219              $1,593,543
                                                             ================        =================       =================

     Deposits                                                     $1,117,807               $1,080,350              $1,063,684
     FHLB advances                                                   374,465                  364,465                 304,465
     Other borrowings                                                 47,465                  112,175                  62,275
     Other liabilities                                                24,514                   25,443                  19,558
     Preferred securities of Trust, net                               32,821                   32,805                  32,759
     Stockholders' equity                                            113,395 (a)              113,981 (a)             110,802 (a)
                                                             ----------------        -----------------       -----------------
     Total liabilities and stockholders' equity                   $1,710,467               $1,729,219              $1,593,543
                                                             ================        =================       =================

     Book value per share  (b)                                        $14.77                   $14.37                  $13.34
     Tangible book value per share  (b)                               $13.66                   $13.24                  $12.07

     Equity to assets                                                   6.63%                    6.59%                   6.95%
     Tangible equity to tangible assets                                 6.16%                    6.10%                   6.33%

Asset Quality Data:
     Non-performing loans                                             $2,374                   $2,715                  $3,454
     Real estate owned, net                                              633                      334                     647
                                                             ----------------        -----------------       -----------------
     Total non-performing assets                                      $3,007                   $3,049                  $4,101
                                                             ================        =================       =================

     Non-performing loans to total loans                                0.19%                    0.21%                   0.31%
     Non-performing assets to total assets                              0.18%                    0.18%                   0.26%
     Allowance for loan losses to non-performing loans                171.69%                  146.70%                  97.37%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                       8.00%                    7.76%                   7.87%
     Core capital ratio (requirement - 4.00%)                           8.00%                    7.76%                   7.87%
     Risk-based capital ratio (requirement - 8.00%)                    15.80%                   15.50%                  16.24%

(a)  Common  shares  outstanding  as of  September  30, 2000  totaled  8,117,313 shares.

(b) In accordance with SOP 93-6, the calculation of book value per share only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year. Based upon the inclusion of all shares issued to the ESOP, at September 30, 2000 book value per share and tangible book value per share would be $13.97 and $12.92, respectively.

                        PennFed Financial Services, Inc.
                 (Holding Company for Penn Federal Savings Bank)
                   Selected Consolidated Financial Information
                (dollars in thousands, except per share amounts)

                                                                               For the three months ended September 30,
                                                                            ----------------------------------------------
                                                                                  2000                        1999
                                                                            ------------------          ------------------

Selected Operating Data:
     Interest and dividend income                                                     $30,436                     $26,635
     Interest expense                                                                  21,364                      17,477
                                                                            ------------------          ------------------
          Net interest and dividend income                                              9,072                       9,158
     Provision for loan losses                                                            200                         210
                                                                            ------------------          ------------------
     Net interest and dividend income after provision for loan losses                   8,872                       8,948
     Non-interest income:
          Service charges                                                                 577                         556
          Net gain (loss) from real estate operations                                       0                          30
          Net gain on sales of loans                                                      314                          33
          Other                                                                           168                         189
                                                                            ------------------          ------------------
          Total non-interest income                                                     1,059                         808
     Non-interest expenses:
          Compensation & employee benefits                                              2,666                       2,511
          Net occupancy expense                                                           395                         383
          Equipment                                                                       448                         440
          Advertising                                                                     118                          82
          Amortization of intangibles                                                     510                         562
          Federal deposit insurance premium                                                55                         159
          Other                                                                           829                         832
                                                                            ------------------          ------------------
          Total non-interest expenses                                                   5,021                       4,969
                                                                            ------------------          ------------------
     Income before income taxes                                                         4,910                       4,787
     Income tax expense                                                                 1,734                       1,705
                                                                            ------------------          ------------------
     Net  income                                                                       $3,176                      $3,082
                                                                            ==================          ==================

     Earnings per common share (c):
          Basic                                                                         $0.41                       $0.37
          Diluted                                                                       $0.39                       $0.35

     Cash earnings per common share (c) (d):
          Basic                                                                         $0.51                       $0.49
          Diluted                                                                       $0.49                       $0.46

     Return on average common equity                                                    11.18%                      11.33%
     Cash return on average common equity                                               14.15%                      14.90%

     Return on average assets                                                            0.73%                       0.78%

     Yield on average interest-earning assets                                            7.18%                       7.00%
     Cost of average interest-bearing liabilities                                        5.26%                       4.82%
                                                                            ------------------          ------------------
     Net interest rate spread                                                            1.92%                       2.18%
                                                                            ==================          ==================

     Net interest margin                                                                 2.19%                       2.43%

     Non-interest exp. as a % of avg. assets                                             1.15%                       1.26%

     Efficiency ratio                                                                   44.53%(e)                   44.35%(e)

(c) In accordance with SOP 93-6, the calculation of EPS only includes ESOP shares to the extent that they are released or committed to be released during the fiscal year.

(d) Cash earnings are reported earnings excluding the non-cash expenses associated with the amortization of intangibles and employee stock plans.

(e) The efficiency ratio includes the benefit from the net gain on sales of loans. Excluding the net gain on sales of loans, the efficiency ratio would have been 45.95% and 44.50%, respectively.